EXHIBIT 2.2

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules to the Agreement and Plan of Merger have been omitted from Exhibit 2.1:

                Maytag Disclosure Schedules:

Section 2.02(b)(1)	Stock Options
Section 2.02(f)	Escheatment Issues
Section 3.01	Organization, Standing and Power
Section 3.02(a)	Significant Company Subsidiaries
Section 3.02(b)	Equity Interests
Section 3.03(a)	Authorized Capital Stock
Section 3.05(a)	Conflicts and/or Consents
Section 3.06(b)	SEC Documents
Section 3.06(c)	Undisclosed Liabilities
Section 3.06(h)	Applicable Accounting Rule, Consensus or Pronouncement Adopted by the SEC, the Financial Accounting Standards Board or Any Similar Body
Section 3.08(i)	Absence of Certain Changes or Events
Section 3.08(ii)	Absence of Certain Changes or Events
Section 3.08(iv)	Compensation/Benefits Outside of Standard Agreements
Section 3.08(vi)	Changes in Accounting Methods
Section 3.08(vii)	Material Tax Elections, Settlements, Compromises
Section 3.09(b)	Tax Returns Not Timely Filed and Extensions to File Tax Returns
Section 3.09(c-j)	Taxes
Section 3.10	Changes in Benefit Plans
Section 3.11(a)	Company Pension Plans, Employee Welfare Benefit Plans and Company Benefit Plans
Section 3.11(c)	Multiemployer Plans and Withdrawals Therefrom
Section 3.11(d)	Employee Welfare Benefit Plans
Section 3.11(e)	Excess Parachute Payments
Section 3.11(f)	Changes of Control Benefits and Payments, Acceleration of Vesting and Forgiveness of Indebtedness
Section 3.11(g)	Pending Suits, Claims and Government Investigations Involving a Company Benefits Plan or a Company Benefit Agreement
Section 3.11(h)	Liabilities or Obligations Involving Consultants or Independent Contractors
Section 3.11(i)	NonQualified Plan Funding
Section 3.11(j)(iii)	Non-U.S. Benefits Plans
Section 3.12	Litigation
Section 3.13	Non-Compliance with Applicable Laws

Section 3.14	Labor Matters
Section 3.15(b)	Environmental Permits
Section 3.15(c)	Environmental Claims
Section 3.15(d)	Judgments or Agreements to Investigate or Remediate Environmental Matters
Section 3.15(f)	Facilities with Underground Storage Tanks
Section 3.15(h)	Any Contractual or Assumed Environmental Liabilities
Section 3.16	Claims Involving Intellectual Property Rights
Section 5.01(a)	Covenants Relating to Conduct of Business
Section 6.05(e)	Bonus Plans
Section 6.05(f)	Benefit Plans

                Whirlpool Disclosure Schedules:

Section 4.03(c)	Parent’s and Sub’s Ownership of Company Common Stock
Section 4.06(i)	Pending Investigations